                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ________


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934


        Date of Report (Date of earliest event reported):  May 11, 1995

                         _____________________________



                           C.I.S. TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



        DELAWARE                    0-15457           73-1199382
(State or other jurisdiction of    (Commission   (I.R.S. Employer Identification
incorporation or organization)     File Number)           Number)



6100 SOUTH YALE, SUITE 1900, TULSA, OKLAHOMA          74136
     (Address of principal executive offices)       (Zip Code)




       Registrant's telephone number, including area code:  918/496-2451




                 _____________________________________________

                           C.I.S. TECHNOLOGIES, INC.
                      INFORMATION TO BE INCLUDED IN REPORT


Item 5.  Other Events.

     On May 11, 1995, the Registrant entered into a definitive purchase agreement ("Agreement") with First Financial Management Corporation ("FFMC") to acquire 100% of the outstanding capital stock of Hospital Cost Consultants, Inc.("HCCI"), for a cash purchase price of $10 million plus the guaranty of a $5 million debt payable by HCCI to FFMC. In addition, the Registrant will assume certain contingent obligations of FFMC to the former shareholders of HCCI. The completion of the transaction is subject to the satisfaction of various conditions.

     The foregoing is a brief summary of certain information set forth in the Agreement and is qualified in its entirety by the Agreement, a copy of which is filed as an exhibit to this report and is incorporated herein by reference. A press release dated May 12, 1995 announcing the entering into of the Agreement and containing other information is also filed as an exhibit to this report and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

     c.  Exhibits:

         Exhibit Number    Description
         --------------    -----------

         Exhibit 10.j Definitive Agreement between C.I.S. Technologies, Inc. and First Financial Management Corporation.

         Exhibit 99.a      Press Release dated May 12, 1995

                           C.I.S. TECHNOLOGIES, INC.
                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


C.I.S. TECHNOLOGIES, INC.


/s/ Rebecca L. Speight
- ---------------------------------------
Rebecca L. Speight
Director, Finance and Accounting

Date:  May 19, 1995